SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Strategic Income Fund -- Class A Shares
Fiscal period ending:  3/31/98
Inception date (if less than 10 years of performance): 2/26/96


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000                $1,000

ERV =  Ending Redeemable Value   $1,076.24             $1,145.42

T   =  Average Annual
       Total Return              7.62%                   6.71%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $418,757

Expenses                         $67,402

Reimbursement                    $5,868

Average shares                    6,414,626

NAV                              $8.70

Sales Charge                      4.75%

POP                              $9.13

Yield at POP                      6.67%

        SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Strategic Income Fund -- Class B Shares
Fiscal period ending:  3/31/98
Inception date (if less than 10 years of performance): 2/26/96


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000                $1,000

ERV =  Ending Redeemable Value   $1,072.04             $1,153.09

T   =  Average Annual
       Total Return              7.20%                   7.05%*


              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $622,746

Expenses                         $155,371

Reimbursement                    $8,428

Average shares                    9,552,777

NAV                              $8.70

Sales Charge


Yield at NAV                    6.17%
      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Strategic Income Fund -- Class M Shares
Fiscal period ending:  3/31/98
Inception date (if less than 10 years of performance): 2/26/96


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000                $1,000

ERV =  Ending Redeemable Value   $1,091.02             $1,156.30

T   =  Average Annual
       Total Return              9.10%                   7.20%*


              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $67,767

Expenses                         $13,246

Reimbursement                    $981

Average shares                    1,016,169

NAV                              $8.70

Sales Charge                     3.25%

POP                              $8.99

Yield at POP                      6.65%